UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2024

(Date of Report)

BIO ESSENCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-56263	94-3349551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2 Chrysler, Unit B, Irvine, CA 92618
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 706-9966
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2024, Bio Essence Corp., a California corporation (“Company”) entered into a Stock Purchase Agreement (“SPA”) with Health Up, Inc., a California corporation (“HUI”) whereby the Company agreed to sell to HUI its wholly owned subsidiary, Bio Essence Herbal Essentials, Inc. d/b/a Bio Essence Health Science, a California corporation (“BEP”), in exchange for cash consideration in the amount of Four Hundred Thousand Dollars ($400,000). The transaction closed on April 1, 2024, the first business day after the closing date identified in the SPA. The Board of Directors approved the sale pursuant to a Consent Resolution dated March 28, 2024.

There is no material relationship between the Company and HUI. A copy of the SPA and the Consent Resolution of the Board of Directors is attached here as an exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Consent of Board of Directors (and Exhibit)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan
By:	Yin Yan
Its:	Chief Executive Officer
Dated: April 4, 2024

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